UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2021

AGRIFORCE GROWING SYSTEMS, LTD.

(Exact Name of Registrant as Specified in Charter)

British Columbia	001-40578
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Hornby Street, Suite 600 Vancouver, BC Canada	V6Z 1S4
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (604) 757-0952

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	AGRI	The Nasdaq Capital Market
Series A Warrants	AGRIW	The Nasdaq Capital Market

FORWARD-LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively, the “Filings”) contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the Filings the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward-looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward-looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

Item 1.01 Entry Into a Material Definitive Agreement

See Item 5.02 below.

Item 5.02 Officer Compensation

Ingo Mueller

Effective August 1, 2021, the Board of Directors of AgriForce Growing Systems, Ltd. (the “Company”) entered into a new employment agreement with Ingo Mueller that continues unless and until such employment is terminated by either party pursuant to the terms of the agreement, as its Chief Executive Officer. Under the terms of this agreement, Mr. Mueller is entitled to an annual base salary of CDN $473,367 per year, and is subject to annual reviews where the Company at its discretion may increase, but not decrease, Mr. Mueller’s base salary each year. Mr. Mueller shall also receive on an annual basis, payable quarterly in arrears on the last trading day of each calendar quarter, $468,313 Cdn of common shares of the Company, at a price per share equal to the volume weighted average price of a common share of the Company listed on the Nasdaq Capital Market for the five trading days preceding the date of issuance, The employment agreement also entitles Mr. Mueller to, among other benefits, the following compensation: (i) eligibility to receive an annual cash bonus of 30% of base salary at target and up to 100% of base salary based on performance targets established by the Board from time to time; (ii) an opportunity to participate in any stock option, performance share, performance unit or other equity based long-term incentive compensation plan commensurate with the terms and conditions applicable to other senior executive officers and (iii) participation in health benefit plans, practices, policies and programs provided by the Company and its affiliated companies (including, without limitation, medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent available to our other senior executive officers. Mr. Mueller will be entitled to receive 15% of the new options to be allocated upon the exercise of the current granted options. These options shall be granted at the IPO price and as soon as practicable. Based on current recommendations from management it is expected that the number of options to be granted to Mueller as of the effective date of this agreement, will be approximately 172,000 to be vested over 3 years. Mr. Mueller will receive a signing bonus in cash of $68,750.

Pursuant to the employment, regardless of the manner in which Mueller’s service terminates, each executive officer is entitled to receive amounts earned during his term of service, including salary, other benefits. In addition, each of them is eligible to receive certain benefits pursuant to his agreement with us described above.

The Company is permitted to terminate the employment of Mr. Mueller, for the following reasons: (1) death, (2) Termination for Cause (as defined below) or (3) for no reason. The employment of Mr. Mueller automatically terminates upon determination of permanent disability, provided that the disability renders the executive officer incapable of performing his or her duty.

Each officer is permitted Termination for Good Reason (as defined below) of such officer’s employment. In addition, each such officer may terminate his or her employment upon written notice to the Company 30 days prior to the effective date of such termination. In the event of such officer’s Termination for Cause by the Company or the termination of such officer’s employment as a result of such officer’s resignation other than a Termination for Good Reason, such officer shall be provided certain benefits provided in the employment agreement and payment of all accrued and unpaid compensation and wages, but such officer shall have no right to compensation or benefits for any period subsequent to the effective date of termination. In the event of such officer’s termination without Cause, the officer shall be entitled to severance in lieu of notice equal to six months of the then base salary, benefits continuation for a period of three months following the termination date and payment of any outstanding and accrued vacation pay and expenses, as applicable.

Under the employment agreements, “Cause” means: any material breach of the employment agreement, and any act, omission, behavior, conduct or circumstance of the Executive that constitutes just cause for dismissal of the Executive at common law, including an act involving gross negligence, or willful misconduct, commission or a felony, becoming bankrupt, or any material omission in the performance of Services, or the doing or condoning any unlawful or manifestly improper act. “Good Reason” means: (i) a material reduction in Executive’s salary or benefits (excluding the substitution of substantially equivalent compensation and benefits), other than as a result of a reduction in compensation affecting employees of the Company, or its successor entity, generally; (ii) a material diminution in Executive’s duties or responsibilities, provided however, that, a mere change in title or reporting relationship alone shall not constitute “Good Reason;” or (iii) relocation of Executive’s place of employment to a location more than 50 miles from the Company’s office location.

If within twelve (12) months following a change of control (as defined in the employment agreement), the officer’s employment is terminated (1) involuntarily by the Company other than for Cause, (2) death, or (3) by such officer pursuant to a Voluntary Termination for Good Reason, and such officer executes and does not revoke a general release of claims against the Company and its affiliates in a form acceptable to the Company, then the Company shall provide such officer with, among other benefits:

1.	a lump sum payment in the amount equal to twelve months of the then Base Salary;
2.	any outstanding Vacation pay as at the Effective Date of Termination;
3.	any outstanding Expenses as at the Effective Date of Termination; and
4.	maintain the Executive’s then Group Benefits for a period of three months from the Effective Date of Termination.

Richard Wong

Effective August 1, 2021, the Board of Directors of AgriForce Growing Systems, Ltd. (the “Company”) entered into a new employment agreement with Richard Wong that continues unless and until such employment is terminated by either party pursuant to the terms of the agreement, as its Chief Executive Officer. Under the terms of this agreement, Mr. Wong is entitled to an annual base salary of CDN $339,406 per year, and is subject to annual reviews where the Company at its discretion may increase, but not decrease, Mr. Wong’s base salary each year. Mr. Wong shall also receive on an annual basis, payable quarterly in arrears on the last trading day of each calendar quarter, $112,505 Cdn of common shares of the Company, at a price per share equal to the volume weighted average price of a common share of the Company listed on the Nasdaq Capital Market for the five trading days preceding the date of issuance, The employment agreement also entitles Mr. Wong to, among other benefits, the following compensation: (i) eligibility to receive an annual cash bonus of 30% of base salary at target and up to 100% of base salary based on performance targets established by the Board from time to time; (ii) an opportunity to participate in any stock option, performance share, performance unit or other equity based long-term incentive compensation plan commensurate with the terms and conditions applicable to other senior executive officers and (iii) participation in health benefit plans, practices, policies and programs provided by the Company and its affiliated companies (including, without limitation, medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent available to our other senior executive officers. Mr. Wong will be entitled to receive 15% of the new options to be allocated upon the exercise of the current granted options. These options shall be granted at the IPO price and as soon as practicable. Based on current recommendations from management it is expected that the number of options to be granted to Wong as of the effective date of this agreement, will be approximately 114,000 to be vested over 3 years.

Pursuant to the employment, regardless of the manner in which Wong’s service terminates, each executive officer is entitled to receive amounts earned during his term of service, including salary, other benefits. In addition, each of them is eligible to receive certain benefits pursuant to his agreement with us described above.

The Company is permitted to terminate the employment of Mr. Wong, for the following reasons: (1) death, (2) Termination for Cause (as defined below) or (3) for no reason. The employment of Mr. Wong automatically terminates upon determination of permanent disability, provided that the disability renders the executive officer incapable of performing his or her duty.

Each officer is permitted Termination for Good Reason (as defined below) of such officer’s employment. In addition, each such officer may terminate his or her employment upon written notice to the Company 30 days prior to the effective date of such termination. In the event of such officer’s Termination for Cause by the Company or the termination of such officer’s employment as a result of such officer’s resignation other than a Termination for Good Reason, such officer shall be provided certain benefits provided in the employment agreement and payment of all accrued and unpaid compensation and wages, but such officer shall have no right to compensation or benefits for any period subsequent to the effective date of termination. In the event of such officer’s termination without Cause, the officer shall be entitled to severance in lieu of notice equal to six months of the then base salary, benefits continuation for a period of three months following the termination date and payment of any outstanding and accrued vacation pay and expenses, as applicable.

Under the employment agreements, “Cause” means: any material breach of the employment agreement, and any act, omission, behavior, conduct or circumstance of the Executive that constitutes just cause for dismissal of the Executive at common law, including an act involving gross negligence, or willful misconduct, commission or a felony, becoming bankrupt, or any material omission in the performance of Services, or the doing or condoning any unlawful or manifestly improper act. “Good Reason” means: (i) a material reduction in Executive’s salary or benefits (excluding the substitution of substantially equivalent compensation and benefits), other than as a result of a reduction in compensation affecting employees of the Company, or its successor entity, generally; (ii) a material diminution in Executive’s duties or responsibilities, provided however, that, a mere change in title or reporting relationship alone shall not constitute “Good Reason;” or (iii) relocation of Executive’s place of employment to a location more than 50 miles from the Company’s office location.

If within twelve (12) months following a change of control (as defined in the employment agreement), the officer’s employment is terminated (1) involuntarily by the Company other than for Cause, (2) death, or (3) by such officer pursuant to a Voluntary Termination for Good Reason, and such officer executes and does not revoke a general release of claims against the Company and its affiliates in a form acceptable to the Company, then the Company shall provide such officer with, among other benefits:

1.	a lump sum payment in the amount equal to twelve months of the then Base Salary;
2.	any outstanding Vacation pay as at the Effective Date of Termination;
3.	any outstanding Expenses as at the Effective Date of Termination; and
4.	maintain the Executive’s then Group Benefits for a period of three months from the Effective Date of Termination.

Item 9.01 – Financial Statements and Exhibits.

Exhibit 10.1 Employment Agreement with Ingo Mueller, August 1, 2021

Exhibit 10.2 Employment Agreement with Richard Wong, August 1, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 5, 2021

AGRIFORCE GROWING SYSTEMS, LTD.

By:	/s/ Richard Wong
Name:	Richard Wong
Title:	Chief Financial Officer